Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

SU Group Holdings Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of Warrants	(1)	Other	38,317,241	$0.97	$37,167,723.77	0.0001381	$5,132.86

Total Offering Amounts:							$37,167,723.77		5,132.86
Total Fees Previously Paid:									0.00
Total Fee Offsets:									5,132.86
Net Fee Due:									$0.00

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminate number of additional shares as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Represents 120% of the maximum number of Class A ordinary shares that may be issuable upon exercise of the Warrants (after giving effect to the number of Class A ordinary shares that were registered on a prior registration statement (File No. 333-291851), based on the initial exercise price floor contained in the Warrants.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($1.13) and low ($0.819) prices of the Class A ordinary shares as reported on the Nasdaq Capital Market on June 8, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission in accordance with Rule 457(c) under the Securities Act).

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	SU Group Holdings Ltd	(1)	F-1	333-291851	11/28/2025		$5,132.86	Equity	Units, each consisting	9,000,000	$8,948.88	$
Fee Offset Sources	SU Group Holdings Ltd	(2)	F-1	333-291851		11/28/2025							5,132.86

__________________________________________
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	(1) The registrant initially filed a registration statement on Form F-1 (File No. 333-291851) on November 11, 2025. In connection with such registration statement, the registrant paid an aggregate of $15,163.38 in filing fees. A post-effective amendment to such registration statement was filed on February 3, 2026 that reduced the number of securities being offered pursuant to such registration statement. On April 17, 2026, another post-effective amendment to such registration statement was filed that reduced the proposed maximum aggregate offering price of such registration statement. The offering on such registration statement was completed on May 13, 2026. As of the completion of such offering, an amount of $8,948.88 remained available for future fee offsets. Pursuant to Rule 457(p), an amount of $5,132.86 of the previously paid filing fees are applied as an offset to the registration statement to which this Exhibit 107 relates, and no additional filing fees are required for the registration statement to which this Exhibit 107 relates. As of the date of this filing there is $3,816.02 remaining for future fee offsets.

Offset Note(s):

(2)	The registrant initially filed a registration statement on Form F-1 (File No. 333-291851) on November 11, 2025. In connection with such registration statement, the registrant paid an aggregate of $15,163.38 in filing fees. A post-effective amendment to such registration statement was filed on February 3, 2026 that reduced the number of securities being offered pursuant to such registration statement. On April 17, 2026, another post-effective amendment to such registration statement was filed that reduced the proposed maximum aggregate offering price of such registration statement. The offering on such registration statement was completed on May 13, 2026. As of the completion of such offering, an amount of $8,948.88 remained available for future fee offsets. Pursuant to Rule 457(p), an amount of $5,132.86 of the previously paid filing fees are applied as an offset to the registration statement to which this Exhibit 107 relates, and no additional filing fees are required for the registration statement to which this Exhibit 107 relates. As of the date of this filing there is $3,816.02 remaining for future fee offsets.